MediaOne Group, Inc.
Condensed Consolidated Balance Sheets- As Reported
(UNAUDITED)

                                             December 31,      December 31,
                                                1999              1998

Dollars in millions
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

ASSETS
Current assets:
 Cash and cash equivalents                  $     7,471        $       415
 Accounts and notes receivable, and other           649                785
                                            ------------------------------
                                                  8,120              1,200
                                            ------------------------------
Property, Plant and equipment - net               5,090              4,069

Investments:
 Time Warner Entertainment                        2,597              2,442
 Vodafone Group/AirTouch Communications           8,718              5,919
 International ventures                             938              1,344
                                            ------------------------------
                                                 12,253              9,705
                                            ------------------------------

Intangible and other assets - net                14,323             13,218
                                            ------------------------------
   Total                                    $    39,786        $    28,192
                                            ==============================
LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                            $     1,506        $       569
 Other current liabilities                        2,739              1,045
                                            ------------------------------
                                                  4,245              1,614
                                            ------------------------------
Long-term debt:
 Exchangeable Notes (PIES)                        4,248              1,702
 Other                                            4,425              3,151
                                            ------------------------------
                                                  8,673              4,853
                                            ------------------------------
Deferred income taxes, credits and other          7,879              6,676

Minority interest in Centaur Funding              1,113              1,099

Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust
 holding solely Company-guaranteed debentures     1,060              1,061

Preferred stock subject to
 mandatory redemption (Series C and E) (1)           50                100

Shareholders' equity:
 Preferred shares (Series D) (1)                      -                927
 Common shares                                   11,448             10,324
 Retained earnings                                4,123                669
 Accumulated other comprehensive income           1,195                869
                                            ------------------------------
                                                 16,766             12,789
                                            ------------------------------
   Total                                    $    39,786        $    28,192
                                            ==============================

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(1)  During 1999, Series C converted into FSA stock and Series D converted to 39.6 million UMG common shares.
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